Exhibit 99.2

Expion360 Announces Closing of $10 Million Underwritten Public Offering

REDMOND, OR. – August 8, 2024 -- Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), a lithium-ion battery power storage solutions company, today announced the closing of a firm commitment underwritten public offering (“Offering”) with gross proceeds to the Company expected to be approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The base Offering consists of 50,000,000 Common Units or Pre-Funded Units, each Unit consisting of one share of the Company’s common stock (“Common Stock”) or one pre-funded warrant to purchase one share of Common Stock (each, a “Pre-Funded Warrant”), two Series A warrants each to purchase one share of Common Stock (each, a “Series A Warrant”) and one Series B warrant to purchase such number of shares of Common Stock as determined in the Series B warrant (each, a “Series B Warrant” and together with the Series A Warrants, the “Common Warrants”). The purchase price of each Common Unit was $0.20, and the purchase price of each Pre-Funded Unit is $0.199 (which is equal to the public offering price per Common Unit minus $0.001). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all the Pre-Funded Warrants are exercised in full.

The Series A Warrants will be exercisable beginning on the first trading day following the Company’s notice to the Series A Warrant holders of approval by the Company’s stockholders, will expire five (5) years from such date, and will have an initial exercise price of $0.24 per share. Each Series B Warrant will be exercisable immediately. The exercise price and number of shares of Common Stock issuable under the Series B Warrants are subject to adjustment as described in the Series B Warrant. The Company intends to use the net proceeds from the Offering to fully repay the Company’s outstanding debt of approximately $3.4 million, including an aggregate of approximately $0.7 million due to stockholders under certain unsecured promissory note agreements and approximately $2.7 million due under the senior convertible note issued to 3i, LP, as well as for working capital and general corporate purposes.

In addition, the Company has granted Aegis Capital Corp. a 45-day option to purchase additional shares of Common Stock and/or Pre-Funded Warrants and/or Common Warrants, representing up to 15% of the number of securities sold in the Offering, solely to cover over-allotments, if any. Aegis Capital Corp. partially exercised its over-allotment option with respect to an additional 15,000,000 Series A Warrants and 7,500,000 Series B Warrants.

The closing of the Offering occurred on August 8, 2024, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. acted as the Sole Bookrunner for the Offering. Stradling Yocca Carlson & Rauth LLP acted as counsel to the Company for the Offering. Kaufman & Canoles, P.C. served as counsel to Aegis Capital Corp. for the Offering.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-280996) originally filed with the Securities and Exchange Commission (“SEC”) on July 25, 2024, as amended, and which registration statement became effective on August 6, 2024. The Offering was made only by means of a prospectus, which forms a part of the effective registration statement. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this Offering, interested parties should read in their entirety the registration statement and the preliminary prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such registration statement and the preliminary prospectus, which provide more information about the Company and the Offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Expion360

Expion360 designs, assembles, manufactures, and sells lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles, marine applications and home energy storage products with plans to expand into industrial applications.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements relating to statements relating to the timing, size and expected gross proceeds of the Offering, the completion of the Offering, the satisfaction of customary closing conditions related to the Offering and sale of securities, the Company’s ability to complete the Offering, and the intended use of proceeds from the Offering. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements, including, without limitation, risks, uncertainties and assumptions related to market conditions and the satisfaction of closing conditions related to the Offering, risks disclosed in the section titled “Risk Factors” included in the registration statement on Form S-1 filed with the SEC on July 25, 2024, and risks disclosed under item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the SEC, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us